Exhibit 10.1
LEASE EXTENSION AGREEMENT

This Lease Extension Agreement (“Extension Agreement”) is made and entered into as of January 1, 2026, by and between Cobra Aviation Services LLC, a Delaware limited liability company (“Lessor”) and Brim Equipment Leasing LLC, an Oregon limited liability company (“Lessee”).
Recitals

A.The parties entered into that certain helicopter lease agreement dated as of January 10, 2020 the (“Lease Agreement”), relating to a certain MCDONNELL DOUGALS HELICOPTER model 600N helicopter, bearing United States Registration Number N810LA as described in the Lease Agreement as the “Helicopter”. Capitalized terms that are not otherwise defined herein have the meanings ascribed to them in the Lease Agreement.
B.The Extended Term of the Lease expires January 1, 2026.
C.The parties desire to extend the Term of the Lease Agreement according to the terms and conditions of this Extension Agreement.
Thus the parties agree as follows:

Terms and Conditions
1.Extended Term. The Term is hereby extended for an additional six (6) months expiring July 1, 2026.
2.Other Terms and Conditions. All the terms and conditions of the Lease, other than the Term, shall remain in full force and effect through the extended Term.
3.Lessee Certifications. As additional consideration for this Agreement, Lessee hereby certifies that:
(a) The Lease Agreement is in full force and effect.
(b) Lessee is in possession of the Helicopter.
(c) Rent has been paid through December 31, 2025.
(d) To Lessee’s knowledge, there are no uncured defaults on the part of Lessor or Lessee under the Lease.
(e) There are no existing offsets or defenses which Lessee has against the enforcement of the Lease Agreement by Lessor.
(f) All of the representations and warranties of Lessee in the Lease Agreement are remade.
4. Representations of the Parties.
(a) Lessor represents and warrants that (i) it is the owner of the Helicopter, (ii) it has full power and authority to extend the Term as provided herein, (iii) the execution and delivery of this Extension Agreement and the extension of the Lease Agreement have been duly authorized by proper company action, and (iv) this Extension Agreement when executed by Lessor shall constitute valid, binding and enforceable obligations of the Lessor in accordance with its terms.
(b) Lessee represents and warrants that (i) it has full power and authority to extend the Term as provided herein, (ii) the execution and delivery of this Extension Agreement and the extension of the Lease have been duly authorized by proper company action, and (iii) this Extension Agreement when executed by Lessee shall constitute valid, binding and enforceable obligations of Lessee in accordance with its terms.
The parties have executed this Extension Agreement as of the date first set forth above.

LESSOR:	Cobra Aviation Services LLC By: /s/ Mark Layton ____________________ Name: Mark Layton Title: Chief Financial Officer
LESSEE:	Brim Equipment Leasing LLC By: /s/ Julie Brim_______________________ Name: Julie Brim Title: President